As filed with the Securities and Exchange Commission on June 15, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3136539
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1801 Augustine Cut-Off Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

1997 EMPLOYEE STOCK PURCHASE PLAN OF

INCYTE CORPORATION

(Full title of the plan)

HERVÉ HOPPENOT	Copy to:
President and Chief Executive Officer	STANTON D. WONG
Incyte Corporation	Pillsbury Winthrop Shaw Pittman LLP
1801 Augustine Cut-Off Wilmington, Delaware (302) 498-6700	Four Embarcadero Center, 22nd Floor San Francisco, California 94111 (415) 983-1000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered(1)	per Share(2)	Offering Price(2)	Fee
Common Stock, $.001 par value per share	750,000 shares	$78.39	$58,793,438	$7,631.39

(1)	Calculated pursuant to General Instruction E to Form S-8.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant’s Common Stock on The Nasdaq Stock Market on June 11, 2020, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the Employee Stock Purchase Plan.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on July 16, 1997 (File No. 333-31409), October 3, 2000 (File No. 333-47180), August 15, 2001 (File No. 333-67596), June 28, 2002 (File No. 333-91540), August 15, 2003 (File No. 333-108013), May 25, 2006 (File No. 333-134472), June 17, 2008 (File No. 333-151715), June 16, 2009 (File No. 333-160007), June 15, 2010 (File No. 333-167528), June 15, 2011 (File No. 333-174919) and June 17, 2016 (File No. 333-212102) are hereby incorporated by reference.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(1)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019;

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

(3)	Registrant’s Current Reports on Form 8-K filed on January 16, 2020, March 26, 2020, April 20, 2020, May 14, 2020, and May 27, 2020; and

(4)	The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed January 5, 1996.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

Item 8.	Exhibits

Exhibit
Number	Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 15, 2020.

INCYTE CORPORATION

By	/s/ Hervé Hoppenot
Hervé Hoppenot
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hervé Hoppenot, Christiana Stamoulis, and Maria E. Pasquale, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Hervé Hoppenot	President and Chief Executive Officer (Principal Executive Officer) and Chairman	June 15, 2020
Hervé Hoppenot

/s/ Christiana Stamoulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 15, 2020
Christiana Stamoulis

/s/ Paul Trower	Division Vice President, Finance and Principal Accounting Officer (Principal Accounting Officer)	June 15, 2020
Paul Trower

Signature	Title	Date

/s/ Julian C. Baker	Director	June 15, 2020
Julian C. Baker

/s/ Jean-Jacques Bienaimé	Director	June 15, 2020
Jean-Jacques Bienaimé

/s/ Paul J. Clancy	Director	June 15, 2020
Paul J. Clancy

/s/ Wendy L. Dixon	Director	June 15, 2020
Wendy L. Dixon

/s/ Jacqualyn A. Fouse	Director	June 15, 2020
Jacqualyn A. Fouse

/s/ Paul A. Friedman	Director	June 15, 2020
Paul A. Friedman

/s/ Edmund P. Harrigan	Director	June 15, 2020
Edmund P. Harrigan

/s/ Katherine A. High	Director	June 15, 2020
Katherine A. High

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).